EXHIBIT 3.1
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             CARRIAGE SERVICES, INC.

          (Pursuant to Sections 242 and 245 of the General Corporation
                          Law of the State of Delaware)

      Carriage Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

      1. The name of the Corporation is Carriage Services, Inc. and the name under which the Corporation was originally incorporated was Carriage Funeral Services, Inc. The date of filing of the Corporation's original Certificate of Incorporation was December 29, 1993.

      2. This Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") restates and integrates and further amends the Certificate of Incorporation of the Corporation.

      3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read in full as set forth herein and in Exhibits A, B, C and D hereto containing the Amended and Restated Certificates of Designation, Preferences, Rights and Limitations of the Corporation's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively:

                                  ARTICLE I.

      The name of the Corporation is Carriage Services, Inc.

                                  ARTICLE II

      The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

      The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

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                                  ARTICLE IV.

      The total number of shares of stock that the Corporation shall have authority to issue is, 80,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"); (ii)15,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and (iii) 15,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"; the Class A Common Stock and the Class B Common Stock are collectively referred to as "Common Stock").

      Effective upon filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, 1996, each issued and outstanding share of previously authorized common stock of the Corporation ("Old Common Stock") shall represent one validly issued, fully paid and non-assessable share of Class B Common Stock. Each certificate which theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of Class B Common Stock; PROVIDED, HOWEVER, that each person holding of record a stock certificate or certificates which represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Class B Common Stock to which such person is entitled.

      The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and the Preferred Stock are as follows:

1.    Provisions Relating to the Common Stock.

      (a) DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, each share of Common Stock shall entitle the holder of record thereof to receive dividends out of funds legally available therefor, when, as and if declared by the board of directors of the Corporation with respect to any of such class of stock. No dividend shall be declared or paid in respect of any Common Stock unless the holders of both the Class A Common Stock and the Class B Common Stock receive the same per share dividend, payable in the same amount and type of consideration, as if such classes constituted a single class, except that if any dividend is declared that is payable in shares of Class A Common Stock or Class B Common Stock, such dividend shall be declared and paid at the same rate per share with respect to the Class A Common Stock and the Class B Common Stock, and the dividend payable on shares of Class A Common Stock shall be payable only in shares of Class A Common Stock and the dividend payable on shares of Class B Common Stock shall be payable only in shares of Class B Common Stock.

      (b) LIQUIDATION RIGHTS. The holders of Common Stock shall be entitled to participate in the net assets of the Corporation remaining after any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, and after payment or provision for the payment of the debts and liabilities of the Corporation and payment of the liquidation preference of any shares of capital stock of the Corporation having such a preference, distributing such proceeds pro-rata among the holders of Common Stock. The holders of the Class A Common Stock and the Class B Common Stock shall participate in such assets as if such classes constituted a single class

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of stock. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (b), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

      (c)   VOTING RIGHTS.

            (i) Except as may otherwise be expressly required by the General Corporation Law of Delaware, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as a single class, provided, however, that with respect to each matter properly brought before the shareholders for their consideration and vote, each share of Class A Common Stock shall entitle the registered holder thereof to one vote on all matters brought before the common stockholders of the Corporation for a vote and each share of Class B Common Stock shall entitle the registered holder thereof to ten votes on all matters brought before the common stockholders of the Corporation for a vote.

            (ii) In the case of each share of Class B Common Stock held of record by a bank, voting trustee, broker, dealer, clearing agency, or any nominee thereof, or by any other nominee of the beneficial owner of such share, the registered holder of such share will be entitled, notwithstanding the foregoing limitation, to cast ten votes with respect to such share if such holder shall establish to the satisfaction of the Corporation that such share has been beneficially owned continuously from the date of issuance by the original beneficial owner (whose name and address must be specified to the Corporation), or by a Permitted Transferee (as defined in paragraph 1(e) of
Article IV hereof) of such original beneficial owner. Any such registered holder who wishes to cast ten votes per share shall file with the transfer agent for the Class B Common Stock a certificate, on a form that will be mailed to such holder by such transfer agent on request, certifying as to the information specified in the preceding sentence and specifying the date on which such holder desires to exercise voting rights (the "Voting Date"). Any such certificate shall be deemed filed only if received by the transfer agent not less than ten nor more than 30 days prior the Voting Date. If such certificate shall not establish to the satisfaction of the Corporation that the registered holder is entitled to cast ten votes per share, then, within five business days after the receipt thereof by the transfer agent, the Corporation shall mail to the person filing such certificate a notice that describes the deficiency and, unless the Corporation determines that such person shall have a reasonable opportunity to cure such deficiency prior to the Voting Date, notifies such person that such person shall be entitled to only one vote per share on the Voting Date.

      (d)   CONVERSION BY REGISTERED HOLDER.

            (i) Each share of Class B Common Stock shall be convertible at any time, at the option of the registered holder thereof, into one fully paid and nonassessable share of Class A Common Stock of the Corporation.

            (ii) No fractional shares of Class A Common Stock shall be issued upon such conversion, but in lieu thereof the Corporation shall pay to the holder an amount in cash equal to the fair market value of such fractional share.

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            (iii) To convert shares of Class B Common Stock under this paragraph
1(d), the registered holder thereof shall surrender the certificate or certificates representing such shares, duly endorsed to the Corporation or in blank (which endorsement shall correspond exactly with the name or names of the registered holder or holders set forth on the face of the certificates and on the stock transfer records of the Corporation), at the office of the transfer agent for the shares of Class B Common Stock (which may be either the Corporation or any third party retained by it for such purpose), and shall give written notice to the transfer agent and the Corporation that such holder elects to convert all or part of the shares represented thereby, stating therein the names or names (with the address or addresses) in which the certificate or certificates for shares of Class A Common Stock are to be issued.

            (iv) If the registered holder fully complies with paragraph (iii), the Corporation shall, as soon as practicable thereafter, instruct the transfer agent to deliver to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled, rounded to the nearest whole number of shares, and a check for any amount payable hereunder in lieu of a fractional share, along with a certificate representing any shares of Class B Common Stock that the holder has not elected to convert hereunder but which constituted part of the shares of Class B Common Stock represented by the certificate or certificates surrendered.

            (v) Shares of Class B Common Stock shall be deemed to have been converted as of the close of business on the date of the due surrender of the certificates representing the shares to be converted as provided above, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock at such time.

            (vi) If the Corporation shall in any manner split or subdivide the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be split or subdivided in the same manner, proportionately and on the same basis per share.

            (vii) When shares of Class B Common Stock have been converted pursuant to this paragraph (d), they shall be irrevocably canceled and not reissued.

      (e) AUTOMATIC CONVERSION. Any shares of Class B Common Stock outstanding on December 31, 2001, without further action of the holder thereof, shall be automatically converted into shares of Class A Common Stock and certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter represent the like number of shares of Class A Common Stock.

      (f) TRANSFERS OF CLASS B COMMON STOCK. No person holding any share of Class B Common Stock shall transfer, and the Corporation shall not register (nor permit the transfer agent for the Class B Common Stock to register) the transfer of, any shares of Class B Common Stock or any interest therein, whether by sale, assignment, gift, bequest, pledge, hypothecation, encumbrance, or any other disposition, except to a "Permitted Transferee" of such person (as defined below in this paragraph). If a holder of shares of Class B Common Stock transfers any such shares to any person

                                      4

or entity other than a "Permitted Transferee," such transfer, without any further action of the parties or the Corporation, shall automatically and irrevocably convert such shares into an equal number of shares of Class A Common Stock from the date of such transfer. The term "Permitted Transferee" shall mean only:

            (i) the spouse and any lineal descendant (including adopted children) of any person duly holding shares of Class A Common Stock (a "Qualified Holder"), and any spouse of any such lineal descendant (all such spouses and lineal descendants being hereinafter referred to as "Family Members");

            (ii) the trustee of a trust for the sole benefit of a Qualified Holder or Family Members;

            (iii) a partnership made up exclusively of Qualified Holders or Family Members or a corporation or limited liability company wholly owned by Qualified Holders or Family Members, provided, however, that as of the date that such partnership, corporation or company no longer comprised of or owned exclusively by Qualified Holders or Family Members, such partnership, corporation or company will no longer be a Permitted Transferee and any Class B Common Stock held by it shall automatically and irrevocably be converted into Class A Common Stock without any further action of the parties or the Corporation; or

            (iv) the executor, administrator or personal representative of the estate of a qualified holder or of any Family Member, or the guardian or conservator of a Qualified Holder or any Family Member who has been adjudged disabled by a court of competent jurisdiction.

2.    Provisions Relating to the Preferred Stock.

      (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed in this Article IV and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

      (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

            (i) whether or not the class or series is to have voting rights, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

            (ii) the number of shares to constitute the class or series and the designations thereof;

                                      5

            (iii) the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

            (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

            (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

            (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

            (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

            (viii)whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

            (ix) any other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

      (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

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3.    General.

      (a) Subject to the foregoing provisions of this Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

      (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options; PROVIDED, HOWEVER, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                  ARTICLE V.

      The number, classification, and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:

      (a) The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the whole board of directors serving at the time of that vote. In no event shall the number of directors that constitute the whole board of directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

      (b) The board of directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the board of directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 1997, of Class II shall expire at the annual meeting of stockholders of the Corporation in 1998, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 1999, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 1997, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole board of directors is changed as permitted by this Article V, the majority of the whole board of directors that adopts

                                      7

the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

      (c) Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the board of directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

      (d) A director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, only for cause, by an affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the whole board of directors for this purpose.

      (e) Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

                                  ARTICLE VI.

      All of the power of the Corporation, insofar as it may be lawfully vested by this Restated Certificate of Incorporation in the board of directors, is hereby conferred upon the board of directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, (1) a majority of directors then in office (or such higher percentage as may be specified in the by-laws with respect to any provision thereof) shall have the power to adopt, amend, and repeal the by-laws of the Corporation; (2) the stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the board of directors, nor to abrogate the power of the board of directors to establish any such committees or the power of any such committee to exercise the powers and authority of the board of directors; (3) the stockholders of the Corporation shall have no power to elect or remove officers of the Corporation nor to abrogate the power of the board of directors to elect and remove officers of the Corporation; and (4) notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular

                                      8

class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the by-laws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the by-laws and by the vote of the holders of not less than a majority of the outstanding shares of stock then entitled to vote upon the election of directors, voting together as a single class, or such higher vote as is set forth in the by-laws. In the event of a direct conflict between the by-laws of the Corporation and this Restated Certificate of Incorporation, the provisions of this Restated Certificate of Incorporation shall be controlling. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the votes of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VI.

                                 ARTICLE VII.

      Any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                 ARTICLE VIII.

      Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the board of directors, pursuant to a resolution approved by a majority of the members of the board of directors at the time in office, and no stockholder of the Corporation shall require the board of directors to call a special meeting of common stockholders or to propose business at a special meeting of stockholders. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the stockholders at that meeting unless, no later than sixty (60) days before the annual meeting of stockholders or (if later) ten days after the first public notice of that meeting is sent to stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required

                                      9

to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

                                  ARTICLE IX.

      No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or any committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by majority vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE X

      The Corporation shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partner ship, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article X is in effect. Any repeal or amendment of this Article X shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article X. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that in demnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

      The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

      As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                  ARTICLE XI

      Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

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                                  ARTICLE XII

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article XI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article XI, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Delaware General Corporation Law.

      4. This Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the state of Delaware.

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      IN WITNESS WHEREOF, said Carriage Services, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Melvin C. Payne, its President, this 2d day of July, 1996.

                                    Carriage Services, Inc.

                                    By: \s\ MELVIN C. PAYNE
                                         Melvin C. Payne, President

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